UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2024

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2024, Santo J. Costa, a member of the Board of Directors of Aquestive Therapeutics, Inc. (the “Company”) and the Chairman of the Compensation Committee thereof (the “Compensation Committee”), notified the Company of his intention to resign from the Company's Board of Directors for personal reasons, effective November 4, 2024. Mr. Costa did not advise the Company that his decision to resign from the Board of Directors resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective November 4, 2024, John S. Cochran, a member of the Company's Board of Directors and Compensation Committee, will serve as the Chair of the Compensation Committee and Timothy E. Morris, a member of the Board of Directors and Chair of the Audit Committee of the Board of Directors will be appointed to the Compensation Committee. Effective upon Mr. Costa’s resignation as a member of the Board of Directors, the size of the Company's Board of Directors will be reduced from eight (8) to seven (7) directors. The Company thanks Mr. Costa for his years of service as a member of the Board of Directors and his dedication to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2024	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr
Name: A. Ernest Toth, Jr.
Title: Chief Financial Officer